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                                                                  Exhibit T3B-51

                         OGDEN PROJECTS OF HAWAII, INC.

                                    * * * * *

                                  B Y - L A W S

                                    * * * * *

                                    ARTICLE I

                                     OFFICES

                  Section 1. The registered office shall be located in Honolulu, Hawaii.

                  Section 2. The corporation may also have offices at such other places within or without the State of Hawaii as the board of directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                  Section 1. All meetings of shareholders for the election of directors shall be held in Fairfield, New Jersey, at such place as may be fixed from tine to time by the board of directors.

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                                                                  Exhibit T3B-51

                  Section 2. Annual meetings of shareholders shall be held on such date and at such time as may be determined by the board of directors, if not a legal holiday, at which they shall elect by a plurality vote, a board of directors, and transact such other business as may properly be brought before the meeting.

                  Section 3. Written or printed notice stating the place, day and hour of the meeting shall be delivered not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

                  Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Hawaii as shall be stated in the notice of the meeting or in a duly executed notice of waiver thereof.

                  Section 2. Special meetings of the shareholders, for any purpose or purposes, may be called by the president, the

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                                                                  Exhibit T3B-51

board of directors, or the holders of not less than ten percent of all the shares entitled to vote at the meeting.

                  Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than seventy days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                  Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE IV

                           QUORUM AND VOTING OF SHARES

                  Section 1. A majority of the shareholders holding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented, at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting, from time
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                                                                  Exhibit T3B-51

to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 2. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shares is required by law or the articles of incorporation.

                  Section 3. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in the articles of incorporation. A shareholder may vote in person or by proxy executed in writing by the shareholder or by a duly authorized attorney-in--fact.

                  Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
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                                                                  Exhibit T3B-51

                                    ARTICLE V

                                    DIRECTORS

                  Section 1. The number of directors shall be three. No less than one member of every board of directors shall at all times be a resident of the State of Hawaii. Directors need not be shareholders. The directors, other than the first board of directors, shall be elected at the annual meeting of shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

                  Section 2. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Any directorship filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

                  Section 3. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles

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                                                                  Exhibit T3B-51

of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

                  Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the State, outside the State of Hawaii, at such place or places as they may from time to time determine.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Hawaii.

                  Section 2. The first meeting of each newly elected board of directors shall be held at such time and place either within or without the State of Hawaii as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all directors.

                  Section 3. Regular meetings of the board of directors may be held with or without notice at such time and at such place as shall from time to time be determined by the board.

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                                                                  Exhibit T3B-51

                  Section 4. Special meetings of the board of directors shall be called by the president on ten days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors, unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

                  Section 5. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

                  Section 6. A majority of directors shall constitute a quorum for the transaction of business, unless a greater number is required by the articles of incorporation. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the articles of incorporation. If a quorum shall not be present at any meeting

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                                                                  Exhibit T3B-51

of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 7. Unless otherwise provided by the articles of incorporation, any action required or permitted to be taken at any meeting of the directors or of any committee thereof, may be taken without a meeting, if all members of the board or committee, as the case may be, sign a written consent setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

                  Section 8. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors or any committee designated thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE VII

                             COMMITTEES OF DIRECTORS

                  Section 1. The board of directors, by resolution adopted by a majority of the full board, may designate from among its members an executive committee and one or more other

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                                                                  Exhibit T3B-51

committees. To the extent provided in such resolution or in the articles of incorporation or these by-laws, each committee shall have and exercise all of the authority of the board of directors, except as otherwise required by law. Vacancies in membership of the committee may be filled by the board of directors at a regular or special meeting of the board of directors. The committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                  ARTICLE VIII

                                     NOTICES

                  Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

                  Section 2. Whenever any notice is required to be given under the provisions of the statutes or the articles of incorporation or of these by-laws, a waiver thereof in writing,

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                                                                  Exhibit T3B-51

signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IX

                                    OFFICERS

                  Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board and chief executive officer, one or more presidents and chief operating officers, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

                  Section 2. The board of directors, at its first meeting after each annual meeting of stockholders, shall choose a chairman of the board and chief executive officer, one or more presidents and chief operating officers, one or more vice- presidents, a secretary and a treasurer, none of whom need be a member of the board.

                  Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

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                                                                  Exhibit T3B-51

                  Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

                  Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

              THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

                  Section 6. The chairman of the board and chief executive officer shall preside at all meetings of the board and of the stockholders and shall be the chief executive officer of the corporation. Subject to the control of the board, he shall have general supervision over the business of the corporation and shall have such powers and duties as chief executive officers of corporations usually have or as the board assigns to him.

                  Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

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                                                                  Exhibit T3B-51

                    THE PRESIDENT AND CHIEF OPERATING OFFICER

                  Section 8. The president and chief operating officer shall, subject to the control of the board, have general supervision over the operations of the corporation and shall have such other powers and duties as chief operating officers of corporations usually have or as the board assigns to him.

                  Section 9. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

                  Section 10. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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                                                                  Exhibit T3B-51

                     THE SECRETARY AND ASSISTANT SECRETARIES

                  Section 11. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                  Section 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such

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                                                                  Exhibit T3B-51

other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

                  Section 13. The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

                  Section 14. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

                  Section 15. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of

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                                                                  Exhibit T3B-51

all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 16. The assistant treasurer, or, if there shall be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

                  Section 1. The shares of a corporation shall be represented by certificates or shall be uncertificated shares. Certificates shall be signed by the chairman or vice-chairman of the board of directors or the president or a vice-president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

                  When the corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or

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                                                                  Exhibit T3B-51

back of the certificate, or each certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

                  Section 2. The signatures of the officers upon a certificate may be facsimiles if the certificate is counter-signed by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                               TRANSFERS OF SHARES

                  Section 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing

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                                                                  Exhibit T3B-51

shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled, and the transaction recorded upon the books of the corporation.

                            CLOSING OF TRANSFER BOOKS

                  Section 4. For the purpose of determining shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date of which the particular action, requiring such determination of shareholders, is to be taken.

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                                                                  Exhibit T3B-51

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                             REGISTERED SHAREHOLDERS

                  Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Hawaii.

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                                                                  Exhibit T3B-51

                              LIST OF SHAREHOLDERS

                  Section 6. The officer or agent having charge of the stock transfer books for shares of a corporation shall make a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

                  Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to any provisions of the articles of incorporation.

                  Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the director, from time to time, in their absolute discretion, think proper as a reserve fund to

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                                                                  Exhibit T3B-51

meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

                  Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

                  Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                      SEAL

                  Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Hawaii." The seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

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                                                                  Exhibit T3B-51

                                   ARTICLE XII

                  Section 1. These by-laws may be altered, amended or repealed, or new by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is represented, by the affirmative vote of a majority of the shares entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.